SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2001

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21643 (Commission File No.)	45-1570294 (I.R.S. Employer Identification No.)

3172 Porter Drive
Palo Alto, California 94304
(Address of Principal Executive Offices including Zip Code)

(650) 812-0585
(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

     On December 4, 2001, CV Therapeutics, Inc. (the “Company”) publicly announced that it priced its offering of 2,500,000 shares of its Common Stock at $52.50 per share. On December 6, 2001, the Company publicly disseminated a press release announcing the sale of an additional 375,000 shares of its Common Stock pursuant to the exercise of the underwriters’ entire over-allotment option in connection with this offering. The additional shares increased the offering to 2,875,000 shares, at a purchase price of $52.50 per share.

     The foregoing description is qualified in its entirety by reference to the Company’s Press Release dated December 6, 2001, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

99.1	Company’s Press Release dated December 6, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CV THERAPEUTICS, INC.

By:	/s/ DANIEL K. SPIEGELMAN

Daniel K. Spiegelman Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Company’s Press Release dated December 6, 2001.